UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of

The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): February 4, 2013

ACME PACKET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33041	04-3526641
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crosby Drive

Bedford, Massachusetts 01730

(Address of principal executive offices) (Zip Code)

(781) 328-4400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 4, 2013 Acme Packet, Inc., a Delaware corporation (“Acme”), OC Acquisition LLC, a Delaware limited liability company (“Parent”), Andes Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), and Oracle Corporation, a Delaware corporation and the ultimate parent entity of Parent and Merger Subsidiary (“Oracle”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, subject to the satisfaction or waiver of the conditions therein, Merger Subsidiary will merge with and into Acme (the “Merger”) with Acme surviving as a wholly-owned subsidiary of Parent.

Upon the consummation of the Merger, subject to the terms of the Merger Agreement which has been unanimously approved by Acme’s Board of Directors, each share of Acme common stock outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) shares owned by Oracle or any of Oracle’s subsidiaries, (ii) shares held by Acme as treasury stock or by any subsidiary of Acme and, (iii) shares to which appraisal rights are properly sought), will be converted into the right to receive $29.25 in cash, without interest (the “Merger Consideration”).

At the Effective Time, the unvested portion of each Acme stock option and Acme restricted stock unit (the “Equity Awards”), and the vested portion of each stock option the exercise price of which is equal to or greater than the Merger Consideration, in each case that is outstanding immediately prior to the Effective Time and held by a person who is an employee of Acme or any subsidiary of Acme as of immediately prior to the Effective Time (an “Employee”), will be assumed by Oracle and converted automatically into an option or restricted stock unit, as the case may be, denominated in shares of Oracle common stock based on formulas set forth in the Merger Agreement and subject to terms and conditions substantially identical to those in effect at the Effective Time. Notwithstanding the foregoing, (i) the vested portion (including any portion that pursuant to its terms becomes vested solely as a result of the transactions contemplated by the Merger Agreement) of each outstanding Equity Award that is held by an Employee as of immediately prior to the Effective Time, other than the vested portion of a stock option that is held by an Employee and the exercise price of which is equal to or greater than the Merger Consideration, and (ii) the vested and unvested portion of each outstanding Equity Award held by a person who is not an Employee, will not be assumed by Oracle and will be cancelled and, in exchange therefor, each former holder of such Equity Award will have the right to receive an amount in cash equal to the product of (x) the aggregate number of shares of Acme common stock subject to such Equity Award (or relevant portion thereof) immediately prior to the Effective Time and (y) the Merger Consideration less any per share exercise price of such Equity Award (or relevant portion thereof) immediately prior to such cancellation.

The completion of the Merger is subject to customary conditions, including without limitation, (i) the approval and adoption of the Merger Agreement and the Merger by Acme’s stockholders; (ii) expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (iii) receipt of other required foreign antitrust approvals, if any.

Acme has agreed, among other things, not to solicit alternative transactions. Acme has also agreed, subject to certain exceptions, not to enter into discussions concerning, or provide confidential information in connection with, any alternative transaction. In addition, each of the parties has agreed to use its reasonable best efforts to cause the Merger to be consummated. The Merger Agreement, subject to certain exceptions, also requires Acme to call and hold a stockholders’ meeting and for Acme’s Board of Directors to recommend that Acme’s stockholders vote in favor of the adoption and approval of the Merger Agreement and approval of the Merger.

The Merger Agreement contains certain termination rights for both Acme and Parent, and provides that, upon termination of the Merger Agreement under specified circumstances, including, but not limited to, if Acme accepts a superior acquisition proposal, Acme may be required to pay Parent a termination fee of $66.0 million. Acme may also be required to reimburse Parent for up to $5.0 million of its out-of-pocket expenses in connection with the transaction under certain circumstances.

The Merger Agreement contains customary covenants, representations and warranties. The Merger Agreement contains representations and warranties that the parties thereto made to the other parties thereto as of specific dates and subject to certain exceptions. The assertions embodied in the representations and warranties in the Merger Agreement were made solely for purposes of the contracts among the respective parties, and each may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms thereof. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk among the parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Acme, Oracle or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Acme.

Concurrently with entering into the Merger Agreement, the directors and certain executive officers of Acme entered into voting agreements with Parent (collectively, the “Voting Agreements”) pursuant to which they agreed, among other things, to vote their shares of Acme common stock for the adoption of the Merger Agreement and against any alternative proposal and against any action or agreement that would frustrate the purposes of, or prevent or delay the consummation of, the transactions contemplated by the Merger Agreement. As of the date hereof, such directors and executive officers owned in the aggregate approximately 17% of Acme’s outstanding common stock. The Voting Agreements terminate upon the termination of the Merger Agreement in accordance with its terms, including if Acme accepts a superior acquisition proposal.

The foregoing descriptions of the Merger Agreement and the Voting Agreements do not purport to be complete and are qualified in their entirety by, as the case may be, the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference, and the form of Voting Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02.	Results of Operations and Financial Condition

On February 4, 2013, Acme issued a press release to announce its financial results for the fourth quarter and year ended December 31, 2012. The press release is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 (including Exhibit 99.1) is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

On February 4, 2013, Acme issued a press release to announce that it had entered into the Merger Agreement. The press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

Use of Forward Looking Statements

This Current Report contains certain forward-looking statements about Oracle and Acme, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Acme, timing of the Merger, anticipated customer benefits and general business outlook. When used in this Current Report, the words “anticipates”, “can”, “will”, “look forward to”, “expected”, “intend”, and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Acme, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this Current Report due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibility that the transaction will not close or that the closing may be delayed, any perceived benefits of the transaction may not be achieved after closing, the operations of Oracle, on the one hand, and Acme, on the other, may not be successfully integrated in a timely manner, if at all, general economic conditions in regions in which either company does business, and the possibility that Oracle or Acme may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Acme.

In addition, please refer to the documents that Oracle and Acme, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Acme’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this Current Report. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this Current Report. Neither Oracle nor Acme is under any duty to update any of the information in this Current Report, except as required by law.

Participants in Solicitation

Oracle, Acme and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Acme’s stockholders in connection with the Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Oracle’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Acme’s participants in the solicitation, which may, in some cases, be different than those of Acme’s stockholders generally, is set forth in the materials filed with the SEC, including in Acme’s Definitive Proxy Statement for its 2012 Annual Meeting, and will be set forth in the proxy statement relating to the Merger when it becomes available.

Additional Information and Where to Find It

In connection with the Merger, Acme will file a proxy statement with the SEC. Additionally, Acme and Oracle will file other relevant materials in connection with the proposed acquisition of Acme by Oracle pursuant to the terms of the Merger Agreement. The materials to be filed by Acme with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of Acme are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed Merger because they will contain important information about the Merger and the parties to the Merger.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

2.1	Agreement and Plan of Merger, dated February 4, 2013, by and among Acme Packet, Inc., OC Acquisition LLC, Andes Acquisition Corporation and Oracle Corporation

10.1	Form of Voting Agreement, dated February 4, 2013, and schedule of signatories thereto

99.1	Press Release dated February 4, 2013 regarding results for fourth quarter 2012

99.2	Press Release dated February 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2013

Acme Packet, Inc.

By:	/s/ Peter J. Minihane
Name: Peter J. Minihane
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated February 4, 2013, by and among Acme Packet, Inc., OC Acquisition LLC, Andes Acquisition Corporation and Oracle Corporation

10.1	Form of Voting Agreement, dated February 4, 2013, and schedule of signatories thereto

99.1	Press Release dated February 4, 2013 regarding results for fourth quarter 2012

99.2	Press Release dated February 4, 2013